EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


 We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on or about January 28, 1998) pertaining to the Wachovia Corporation Executive Deferred Compensation Plan of our report dated January 15, 1997, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                       Ernst & Young LLP

Winston-Salem, North Carolina
January 27, 1998